THE SECURITIES REPRESENTED BY THIS RESTATED CONVERTIBLE LOAN AND OPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT COVERING THIS RESTATED CONVERTIBLE LOAN AND OPTION AGREEMENT OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS PROMISSORY NOTE IS NOT A SUITABLE INVESTMENT FOR PERSONS WHO ARE NOT ABLE TO BEAR THE TOTAL LOSS OF THIS INVESTMENT AND HAS ADEQUATE FINANCIAL RESOURCES TO PROVIDE AND MEET ITS FINANCIAL NEEDS

Restated Convertible Loan and Option Agreement

between

Eastern Goldfields SA (Proprietary) Limited

and

Eastern Goldfields Inc

and

Asian Investment Management Services Limited

Restated Convertible Loan and Option Agreement

1.                       PARTIES

1.1                Eastern Goldfields SA (Proprietary) Limited, a private limited liability company duly incorporated in accordance with the company laws of the RSA under registration number 1993/006883/07 (EGSA);

1.2                    Eastern Goldfields Inc, a Nevada corporation with registration number 88-0441307 (EGI); and

1.3                    Asian Investment Management Services Limited, a limited liability company duly incorporated in accordance with the company laws of the British Virgin Islands under registration number 30267 (AIMS).

2.                       RECITALs

2.1                EGSA, AIMS and the Phoenix Gold Fund entered into the Convertible Loan Agreement on 31 March 2008 in terms of which, amongst other things:

2.1.1                 the EGSA required pre-listing funds prior to its proposed listing on the JSE as well as working capital in order to fund its mining operations;

2.1.2                 the EGSA intended listing its issued ordinary share capital on the JSE within 12 (twelve) months from the signature date of the Convertible Loan Agreement;

2.1.3                 AIMS and the Phoenix Gold Fund advanced to EGSA an amount of R32 000 000  (thirty two million Rand) and agreed to convert that sum into ordinary shares of EGSA upon the JSE having approved the Company for listing; and

2.1.4                 for the purposes of the Convertible Loan Agreement, EGSA, AIMS and the Phoenix Gold Fund valued the Company at ZAR 432 000 000 (four hundred and thirty two million Rand) and the percentage shareholding that would have been issued to AIMS and the Phoenix Gold Fund in order to discharge the Initial Loan was to have been calculated accordingly.

2.2                    For various economic, financial and practical reasons, EGSA did not list its issued ordinary share capital on the JSE as contemplated in the Convertible Loan Agreement.

2.3                   Prior to 27 March 2009, the Phoenix Gold Fund ceded and assigned all of its rights and obligations under the Convertible Loan Agreement to AIMS with the result that AIMS become the sole counter-party to EGSA under the Convertible Loan Agreement.

2.4                   On 30 May 2008, EGSA entered into the Investec Loan Agreement in terms of which Investec advanced an amount of R80 000 000 (eighty million Rand) to EGSA, which amount (plus accrued interest) is due for repayment on or before 29 May 2009.

2.5                   By way of an offer letter dated, 14 April 2009, AIMS proposed to EGI that in exchange for EGI undertaking to adopt certain operational strategies in the development of its gold projects and listing of the Eastern Goldfields Group on an Acceptable Stock Exchange, AIMS would:

Restated Convertible Loan and Option Agreement

2.5.1                provide technical and corporate assistance to EGSA in relation to realising certain strategies and objectives of EGSA;

2.5.2                advance additional loan funding to EGSA in such amount as would enable it to repay the outstanding amount under the Investec Loan in full, which loan would be convertible into ordinary shares in a member of the Eastern Goldfields Group, as the case may be, immediately prior to the listing of the Eastern Goldfields Group on an Acceptable Stock Exchange; and

2.5.3                acquire and exercise an option from EGSA in terms of which AIMS would be entitled to subscribe for 10% (ten percent) of the issued share capital of EGSA.

2.6                  EGSA and EGI have accepted the proposal put forward by AIMS in its letter referred to in clause 2.5 and the Parties now wish to enter into this Agreement to record, amongst other things, the definitive terms and conditions on which the Parties will achieve the relevant objectives referred to in clause 2.5 as well as various other matters ancillary to those objectives.

3.                       DEFINITIONS

3.1                    In this Agreement and the Recitals, unless the context indicates otherwise, the words and expressions below shall have the following meanings:

3.1.1

Acceptable Stock Exchange	means either AIM or the ASX, or such other stock exchange in respect of which AIMS has provided its written consent, which consent shall not be unreasonably withheld or delayed;

3.1.2

Additional Loan Facility	means the loan facility to be made available by AIMS to EGSA pursuant to clause 6;

3.1.3

Additional Loan Facility Amount	means an amount equal to all amounts outstanding under the Investec Loan Agreement, subject to a maximum amount of R93 000 000 (ninety three million Rand);

3.1.4

Affiliate	means, with respect to AIMS, any other person that controls or is controlled by or is under common control with AIMS;

3.1.5

Agreement	means this restated convertible loan and option agreement;

3.1.6

AIM	means the Alternative Investment Market, being a division of the London Stock Exchange;

3.1.7

ASX	means the Australian Stock Exchange;

3.1.8

Business Day	means any day other than a Saturday, Sunday or public holiday in the RSA, within the meaning of the Public Holidays Act, 1994 (South Africa );

3.1.9

Companies Act	means the Companies Act, 1973 (South Africa );

3.1.10

Completion Date	means the date on which all of the Suspensive Conditions are fulfilled or waived, as the case may be;

3.1.11

Conversion Date

means the earlier of:

(a)          such Business Day as AIMS may determine by way of notice in writing to EGSA (provided that AIMS has given EGSA sufficient notice to secure such regulatory consents as may be necessary in relation to such conversion pursuant to clause 8.2); or

(b)         the date on which the Listing is approved by the listing authority of the stock exchange concerned;

3.1.12

Conversion Shares	means such number of shares in the Issuer as will, after their issue, equal 40% (forty percent) of the entire issued share capital of the Issuer;

3.1.13

Convertible Loan Agreement

the Convertible Loan Agreement entered into between EGSA, AIMS and the Phoenix Gold Fund on 31 March 2008, as amended by way of letter agreement, dated 27 March 2009, as more fully described in clause 2.1;

3.1.14

Eastern Goldfields Group	means some or all of EGI and its subsidiaries and shall include any new entity that may be incorporated for the purpose of the Listing;

3.1.15

Initial Loan

the amount of R 32,000,000 (thirty two million Rand) advanced by AIMS and the Phoenix Gold Fund to EGSA pursuant to the Convertible Loan Agreement, the amount of which (as at the Signature Date) is reflected in clause 5.1;

3.1.16

Interest Rate

means the publicly quoted prime overdraft rate from time to time of The Standard Bank of South Africa Limited, evidenced by a certificate of any manager of that institution whose designation it shall not be necessary to prove and whose determination shall constitute prima facie evidence of that rate;

3.1.17

Investec	means Investec Bank Limited, a limited liability company duly registered and incorporated in accordance with the company laws of the RSA under registration number 1969/004763/06);

3.1.18

Investec Loan	means the loan in the amount of R80 000 000 (eighty million Rand) advanced by Investec to EGSA in terms of the Investec Loan Agreement;

3.1.19

Investec Loan Agreement

means the Loan Agreement pursuant to which the Investec Loan was advanced to EGSA, which agreement was entered into between Investec and EGSA on 30 May 2008 and was amended by the First Amending Agreement to the Loan Agreement, entered into between Investec and EGSA on 28 November 2008;

3.1.20

Issuer

means either:

(a)          EGSA; or

(b)         subject to written agreement between EGSA and AIMS (both Parties being required to act reasonably and in good faith), such other member of the Eastern Goldfields Group as may currently exist or may be utilised for the purposes of the Listing;

3.1.21

JSE

means JSE Limited, a company duly registered and incorporated with limited liability under the company laws of the RSA with registration number 2005/022939/06, licensed as an exchange in terms of the Securities Services Act, 2004 (South Africa);

3.1.22

Listing	means the listing of the Eastern Goldfields Group on an Acceptable Stock Exchange;

3.1.23

Listing Date	means the date on which the Eastern Goldfields Group is admitted to trading on an Acceptable Stock Exchange;

3.1.24

Loan	means the aggregate of the outstanding amount of the Initial Loan (plus accrued interest) and the outstanding amount of the Additional Loan;

3.1.25

Option	means the option granted by EGSA to AIMS pursuant to clause 11;

3.1.26

Option Fee	means an amount of US$1 300 000 (one million three hundred thousand United States Dollars) payable by AIMS to EGSA in consideration for the Option pursuant to clause 11.2;

3.1.27

Option Shares	means such number of shares in the Issuer as will, after their issue, equal 10% (ten percent) of the entire issued share capital of the Issuer;

3.1.28

Parties	means the parties to this Agreement set out in clause 1 and their permitted assignees and successors-in-title, or any one of them as the context may require;

3.1.29

Phoenix Gold Fund	means the Phoenix Gold Fund, a fund domiciled in the British Virgin Islands and administered in Hong Kong by HSBC Institutional Trust Services (Asia) Limited;

3.1.30

R or Rand	means Rand, the lawful currency of the RSA;

3.1.31

RSA	means the Republic of South Africa;

3.1.32

Signature Date	means the date on which the last Party signs this Agreement;

3.1.33

Subscription Price

means an amount of US$3 700 000 (three million seven hundred thousand United States Dollars) payable by AIMS to EGSA in the event that AIMS elects (or is deemed to have elected) to exercise the Option;

3.1.34

Suspensive Conditions	means the suspensive conditions set out in clause 4.1; and

3.1.35

US$	means United States Dollars, being the lawful currency of the United States.

Restated Convertible Loan and Option Agreement

3.2                    Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this definitions clause.

3.3                    This Agreement shall be interpreted in accordance with the following principles:

3.3.1            a reference to a “person” includes a reference to an individual, partnership, company, close corporation, other body corporate, a trust, an unincorporated association or a joint venture and that person’s legal representatives, successors and permitted assigns;

3.3.2                words importing the masculine shall include a reference to the feminine and vice versa;

3.3.3                words importing the singular shall include a reference to the plural and vice versa;

3.3.4                reference to a document includes an amendment or supplement to, or replacement or novation of that document;

3.3.5                any reference in this Agreement to legislation or a statute shall be a reference to such legislation or statute as at the Signature Date and as amended, varied or re-enacted from time to time;

3.3.6                the headings appearing in this Agreement are for reference purposes only and shall not affect the interpretation hereof;

3.3.7                where numerical figures are referred to in numerals and words, if there is any conflict between the two, the words shall prevail;

3.3.8                if any provision is a definition and is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition (or such other clause), effect shall be given to it as if it were a substantive provision in the body of this Agreement;

3.3.9                in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the immediately succeeding Business Day;

3.3.10              where any number of days is prescribed in this Agreement, that number shall be determined inclusively of the first and exclusively of the last day, unless the last day falls on a day which is not a Business Day, in which case the last day shall be the immediately succeeding Business Day;

3.3.11               the terms “holding company” and “subsidiary” bear the same meaning given to those terms in the Companies Act;

3.3.12               the use of the word "including" followed by specific examples shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such general wording or such specific examples;

Restated Convertible Loan and Option Agreement

3.3.13               the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

3.3.14               unless expressly otherwise stated, no provision of this Agreement shall constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a party to this Agreement; and

3.3.15               the terms of this Agreement having been negotiated, the rule of construction that, in the event of ambiguity, the agreement shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

4.                       suspensive conditions

4.1                  This Agreement (other than the rights and obligations of the Parties contained in this clause 4 and clauses 1, 2, 3, and clauses 13 to 18 (inclusive) which shall commence with effect from the Signature Date) is subject to and conditional upon the fulfilment of the following Suspensive Conditions:

4.1.1                that the directors of EGI resolve to investigate and, if considered feasible and in the interests of EGI, undertake the Listing, which resolution shall be evidenced by way of a certified copy of an extract of the relevant minute(s) of a meeting of the board of directors of EGI reflecting the adoption of the relevant resolution;

4.1.2                that EGI has obtained such shareholder consents as may be necessary to ensure that AIMS shall not be required to make an offer to any other shareholder and/or interest holder in EGI directly as a result of the conversion referred to in clause 8.1;

4.1.3                Investec has undertaken in writing to waive its right of first refusal to provide additional funding to EGSA pursuant to clause 10.1 of the Investec Loan Agreement on receipt of the funds advanced under the Additional Loan Facility in terms of clause 6.4 of this Agreement and otherwise has provided its consent, if and to the extent that it may be necessary, in writing to the conclusion by EGSA of this Agreement; and

4.1.4                EGSA obtains such approval as may be necessary from the Exchange Control Department of the South African Reserve Bank for the transactions contemplated in this Agreement.

4.2                   The Suspensive Condition expressed in:

4.2.1                clause 4.1.1 and 4.1.2 is stipulated for the benefit of AIMS and may be waived in whole or in part by AIMS in its sole and absolute discretion on the giving of written notice to that effect to EGSA;

Restated Convertible Loan and Option Agreement

4.2.2               clause 4.1.3 is stipulated for the benefit of both AIMS and EGSA and may be waived in whole or in part by agreement in writing between them; and

4.2.3               clause 4.1.4 may not be waived.

4.3                 If the Suspensive Conditions remain unfulfilled by 15 May 2009, or such later date as the Parties may agree upon in writing prior to that date, or has not been waived in terms of clause 4.2, then any Party may terminate this Agreement (in relation to those clauses referred to in clause 4.1) by notice in writing to the other Parties and the remaining terms of this Agreement shall not come into force or effect. In such event, the Parties shall be restored as nearly as possible to the positions in which they would have been had this Agreement not been entered into and no Party shall have any claim against any other Party by virtue of the provisions of this Agreement.

5.                       cancellation and substitution of convertible loan agreement

5.1                 The Parties acknowledge that:

5.1.1               the capital amount of the Initial Loan is R 32,000,000 (thirty two million Rand); and

5.1.2               the interest accrued on the Initial Loan as at 30 April 2009 is R5,633,184 (five million six hundred and thirty three thousand one hundred and eighty four Rand).

5.2                  With effect from the Completion Date, the Parties hereby agree that the Convertible Loan Agreement:

5.2.1               shall be cancelled in favour of this Agreement; and

5.2.2               shall be terminated and be of no further force or effect, and, accordingly, all of the Parties rights and obligations arising from the Convertible Loan Agreement shall be as set out in this Agreement.

6.                       additional loan facility

6.1                   With effect from the Completion Date, AIMS hereby agrees to grant the Additional Loan Facility to EGSA on the terms and subject to the conditions contained in this Agreement.

6.2                   AIMS shall not at any time be obliged to lend or advance to EGSA an amount greater than the Additional Loan Facility Amount.

6.3                   The Additional Loan Facility may be drawn down by EGSA in one drawing by way of providing not less than 5 (five) days written notice to AIMS (Drawdown Notice), which notice may be given during the period commencing on the Completion Date and ending on 29 May 2009 and at no time thereafter.

6.4                   Upon receipt of the Drawdown Notice, AIMS shall be obliged to advance such funds on such date as shall be stipulated in the Drawdown Notice into the following bank account:

Restated Convertible Loan and Option Agreement

Account Holder:  Investec Bank Limited

Bank:  Investec Bank Limited

Account Number:  300 000 31993

Branch:  Grayston Drive

Branch Code:  580105

6.5                  The Additional Loan Facility shall be used by EGSA exclusively for the purpose of repaying all amounts outstanding under the Investec Loan Agreement pursuant to clause 9 of the Investec Loan Agreement and the Additional Loan Facility shall not be used for any other purpose without the prior written consent of AIMS.

6.6                  EGSA shall, on receipt by Investec on its behalf of the funds advanced by AIMS under the Additional Loan Facility pursuant to clause 6.4, take all such steps as may be necessary to immediately repay all amounts outstanding under the Investec Loan Agreement and to cancel the security given by or on behalf of EGSA to Investec, including the Borrower’s Cession, the Eastern Goldfields Cession and the Guarantee (as those terms are defined in the Investec Loan Agreement).

7.                       interest

7.1                  The balance outstanding of the Initial Loan from time to time shall bear interest at the Interest Rate with effect from the Completion Date to the date that the Loan has been repaid in full.

7.2                  Interest accrued under the Loan and repayable (or convertible) by EGSA (or the Issuer) on the terms set out in this Agreement shall include:

7.2.1               the amount referred to in clause 5.1.2; and

7.2.2               the interest accrued on the Initial Loan under the Convertible Loan Agreement from the date referred to in clause 5.1.2 up to (but not including) the Completion Date.

7.3                  For the sake of certainty, the Parties acknowledge and agree that Interest shall not accrue on the outstanding amount of the Additional Loan Facility.

8.                       CONVERSION OF LOAN

8.1                  The outstanding amount of the Loan (plus all accrued interest thereon) shall be converted into the Conversion Shares on the Conversion Date, subject to the terms and conditions set out in this clause 8.

8.2              The conversion of the Loan (plus all accrued interest thereon) pursuant to clause 8.1 shall be subject to EGI having obtained (EGI being obliged to so obtain) all such regulatory approvals as may be necessary to permit the implementation of the conversion referred to in clause 8.1.

8.3                  The Conversion Shares issued to AIMS (or its Affiliates) in terms of clause 8.1 shall be ordinary shares, ranking pari passu with all other ordinary issued shares in the issued share capital of the Issuer.

Restated Convertible Loan and Option Agreement

8.4                    Upon the allotment and issue of the Conversion Shares to AIMS (or its Affiliates) in accordance with clause 8.1 and 8.3:

8.4.1                 EGI and EGSA shall cause the Issuer to:

8.4.1.1              register AIMS (or its Affiliates) in its register of members;

8.4.1.2              issue and allot the Conversion Shares fully paid to AIMS (or its Affiliates);

8.4.1.3              deliver the share certificate in relation to the Conversion Shares (or, if uncertificated, such other proof of ownership as may be customarily issued to shareholders of the Issuer) to AIMS (or its Affiliates);

8.4.2                 EGSA shall be deemed to have repaid the Loan (plus accrued interest thereon) in full and AIMS shall have no further claims against EGSA in relation to the Loan; and

8.4.3                 the Issuer will be liable to pay the costs of allotting and issuing the Conversion Shares.

9.                       ISSUE OF ADDITIONAL SHARE CAPITAL

For the avoidance of doubt, it is not the Parties’ intention that the Eastern Goldfields Group shall be precluded from issuing additional shares prior to the Conversion Shares described in clause 8 or undertaking any other corporate action that may affect its share capital.  It is possible that the Eastern Goldfields Group might wish to issue additional ordinary shares in order to facilitate the acquisition of other assets that may enhance the value of the Eastern Goldfields Group.  In such circumstances, the Parties agree that they will revise the percentage of the issued capital of the Issuer envisaged by clause 8 above to take into account any such changes to the share capital of the Eastern Goldfields Group. Such a revision will be agreed by the Parties in writing not less than 30 days prior to the Conversion Date and failing their agreement, the revision shall be determined by the auditors of the Eastern Goldfields Group (whose determination shall, in the absence of manifest error, be final and binding on the Parties).

10.                   FAILURE TO Undertake the Listing

10.1        In the event that the Eastern Goldfields Group shall have failed to carry out the Listing within 6 (six) months of the Completion Date (provided that, if EGSA can reasonably show to AIMS at the end of such 6 (six) month period that it has taken all reasonable and diligent steps to carry out the Listing, such period shall be extended by a further 3 (three) months), or an Acceptable Stock Exchange to whom the Listing application has been made by the Eastern Goldfields Group has refused the application to list, or the Listing is granted subject to conditions that are not acceptable to the Eastern Goldfields Group or AIMS (in both cases, acting reasonably) (collectively referred to as the Listing Default), then AIMS shall, within 30 (thirty) days of the occurrence of the Listing Default, by notice in writing (Contingency Notice) to EGSA have the election to either:

10.1.1               demand that the Loan and any and all accrued interest thereon be repaid in full, provided that, in the circumstances where the Listing Default is as a result of circumstances beyond the reasonable control of the Eastern Goldfields Group, such repayment shall not be required to be made less than 120 (one hundred and twenty) days after the date of the Contingency Notice; or

Restated Convertible Loan and Option Agreement

10.1.2             allot and issue the Conversion Shares as described in clause 8.

10.2                EGSA shall, subject to the proviso in clause 10.1.1, comply with the terms of the Contingency Notice within 14 (fourteen) days of receipt thereof.

11.                   option to subscribe

11.1                EGSA hereby grants to AIMS, who hereby accepts, an option to subscribe for the Option Shares.

11.2                In consideration for the Option, AIMS shall pay the Option Fee to EGSA within 5 (five) Business Days of the Completion Date.

11.3                The Option is subject to the following terms and conditions:

11.3.1             the Option shall be exercisable at any time between the Completion Date and the Listing Date;

11.3.2             the Option shall be exercised (or be deemed to have been exercised) on the earlier to occur of:

11.3.2.1          EGSA undertaking in writing to AIMS to implement the operational strategy of ceasing stoping operations in favour of undertaking primary development and stoping development subject to such terms and conditions as EGSA and AIMS may reasonably agree in writing; or

11.3.2.2           AIMS providing written notice to EGSA that it is exercising the Option, (referred to as the Option Date);

11.3.3             AIMS will pay the Subscription Price on the Option Date to EGSA in cash and without deduction or set off;

11.3.4             on the Option Date and subject to receipt by EGSA of the Subscription Price, EGI shall procure that the Issuer shall within 10 Business Days of the Option Date:

11.3.4.1           register AIMS (or its Affiliates) in the Issuer’s register of members;

11.3.4.2           issue and allot the relevant number of Option Shares fully paid to AIMS (or its Affiliates); and

11.3.4.3           deliver certificates (or, if uncertificated, such other proof of ownership as may be customarily issued to shareholders of the Issuer) in respect of the Option Shares to AIMS (or its Affiliates);

11.3.5              the Option Shares arising pursuant to this issue will rank pari passu in all respects with the then existing ordinary shares of the Issuer; and

Restated Convertible Loan and Option Agreement

11.3.6            the costs and expenses directly related to issuing the Option Shares will be borne by the Issuer.

11.4               Should AIMS fail or elect not to exercise its option to subscribe for the Option Shares within the time period specified in clause 11.3.1, then the Option will expire and not be capable of exercise.

12.                   right of first refusal on funding

12.1                During the period between the Completion Date and the Listing Date, EGI undertakes that the Eastern Goldfields Group shall not obtain additional funding from any person other than AIMS or Collins Stewart LLC unless EGI has first offered AIMS the opportunity to provide the Eastern Goldfields Group with additional funding on no less favourable terms and conditions, by giving AIMS 30 (thirty) days’ written notice to that effect, which notice shall include sufficient information to enable AIMS to consider such offer (Funding Offer).

12.2                If AIMS does not wish to provide the additional funding to the Eastern Goldfields Group pursuant to the Funding Offer on no less favourable terms and conditions as those set out in the Funding Offer, EGI may conclude the funding arrangements with such other funder on the same or better terms than the Funding Offer.

12.3                Nothing in this clause 12 shall be interpreted as imposing any obligation on AIMS to provide any additional funding to the Eastern Goldfields Group.

13.                   REPRESENTATIONS AND WARRANTIES

13.1                EGI and EGSA each hereby represents and warrant in favour of AIMS on the Signature Date and until the Conversion Date or the final date of settlement of the Loan, as the case may be:

13.1.1             it is duly established and existing under the laws of its respective country of incorporation with the power and authority to enter into and to exercise its rights and performance obligations under this Agreement;

13.1.2             it has procured the taking of all necessary corporate and other action to authorise the execution of this Agreement;

13.1.3             this Agreement is legal and binding on and enforceable against it in accordance with its terms; and

13.1.4             the provisions of this Agreement are not in material conflict with and will not constitute a breach of the provisions of any other agreement or undertaking which is binding on it.

13.2                AIMS hereby warrants, represents and acknowledges that:

13.2.1             it is an “Accredited Investor”  (as that term is defined in the Securities Act of 1933) and that it is sophisticated and experienced in making financial investments in small companies similar to that of EGSA and EGI;

Restated Convertible Loan and Option Agreement

13.2.2               in considering whether and on what terms to advance the Additional Loan Facility, AIMS conducted a due diligence review and evaluation of EGSA and EGI and that such due diligence review and evaluation allowed AIMS and its professional legal and financial advisors to fully evaluate the corporate and financial affairs of EGSA and EGI with unrestricted access to the management and records of EGSA and EGI, in particular:

13.2.2.1            AIMS has had full and unrestricted access to the corporate and financial books and records of EGSA and EGI;

13.2.2.2            the officers and directors of EGSA and EGI have made themselves available to receive questions from AIMS regarding the affairs of EGSA and EGI and to provide answers to all such questions;

13.2.2.3            prior to entering into this Agreement, AIMS received a copy of the following:

13.2.2.3.1         EGI’s 2006, 2007, and 2008 Form 10-K with the audited financial statements of EGI; and
13.2.2.3.2         EGI’s first quarter 2008, second quarter 2008, and third quarter 2008 Form 10-Q, sufficient to allow AIMS to make an informed investment decision in light of the risks and uncertainties set forth in EGI’s 2008 Form 10-K as filed with the U.S. Securities and Exchange Commission;

13.2.3              the Loan and the Option that AIMS is to acquire under this Agreement have not been registered with the U.S. Securities and Exchange Commission and these securities may not be sold or transferred in any U.S. securities market or within the United States or its territories absent an effective registration statement or an opinion of legal counsel that such registration is not necessary.

13.3                AIMS hereby further acknowledges that the Warrant Agreement entered into by and between Investec and EGI on 5 December 2008, in terms of which EGI granted Investec or its nominee such warrants to acquire 820 000 (eight hundred and twenty thousand) ordinary shares in EGI, at an exercise price of the lower of USD3.75 (three United Sates Dollars and seventy five cents) and the price of the next equity raising, and agrees that nothing contained in this Agreement shall be interpreted so as to prevent Investec or its nominee from exercising its rights under such Warrant Agreement.

13.4                The Parties agree that the provisions of clause 13.3 comprises a stipulation for the benefit of Investec, and that Investec may at any time accept such stipulation in its favour.  Investec shall have no obligations in terms of and pursuant to this Agreement

14.                   further assistance

14.1                The Parties agree that they will co-operate fully to do all such further acts and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

Restated Convertible Loan and Option Agreement

14.2                The Parties shall at all times during the continuance of this Agreement observe the principles of good faith towards one another in the performance of their obligations in terms of this Agreement, which shall include the Parties:

14.2.1             at all times during the term of this Agreement acting reasonably, honestly and in good faith; and

14.2.2             performing their obligations arising from this Agreement diligently and with reasonable care.

14.3                The rights and obligations of the Parties under this clause 14 shall be subject to the Parties being entitled at all times to protect and advance their respective positions in terms of this Agreement.

15.                   BREACH

15.1                Should either EGI or EGSA:

15.1.1             default in payment of any amount/s falling due under this Agreement and fail to remedy such breach within 14 (fourteen) days of receipt of written notice of such breach from AIMS; or

15.1.2             commit any act of insolvency, or be liquidated or placed under judicial management, or compromise with any of its creditors,then in any of the aforesaid events, AIMS shall have the right, without prejudice to any other rights which may be available to them in terms of this Agreement or law:

15.1.3              to claim immediate payment of the full amount outstanding together with accrued interest thereon as at the date of breach; or

15.1.4              to cancel this Agreement.

15.2                Subject to clause 15.1, should any Party commit a breach of any of the provisions of this Agreement and fail to remedy that breach within 14 (fourteen) Business Days after receipt from any other Party of written notice calling upon it so to do, then the Party aggrieved by that breach will be entitled, in addition to and without prejudice to any right it may have as a result of that breach, either to:

15.2.1              enforce specific performance of the terms hereof; or

15.2.2              cancel this Agreement and recover such damages as it may have sustained.

15.3                The Parties’ remedies in this clause 14 shall not be exhaustive and shall be in addition and without prejudice to any others they may have under or in consequence of this Agreement.

16.                   DOMICILIUM

16.1                The Parties choose domicilia citandi et executandi for all purposes of and in connection with this Agreement as follows:

Restated Convertible Loan and Option Agreement

16.1.1                              EGI and EGSA:

                                       Address:           8 Streak Street, Nelspruit, South Africa

                                       Fax:                 +27 13 752 6978

           Tel:                  +27 13 753 3046

           Attention:         Mike McChesney

16.1.2                              AIMS:

           Address:          10th Floor, West Wing, Rohas Perkasa, 8 Jalan Perak, Kuala Lampur, 50450, Malaysia

                                       Fax:                 +603 2381 1770

           Tel:                  +603 2381 1660

           Attention:         D C Watt / HUE See Leng

16.2                Either Party shall be entitled to change its domicilium from time to time and any such change shall only be effective upon receipt of notice in writing by the other Parties of such change.

16.3                All notices, demands, communications or payments intended for any Party shall be made or given at such Party’s domicilium for the time being.

16.4                A notice sent by one Party to another Party shall be deemed to be received:

16.4.1             on the same day, if delivered by hand;

16.4.2             on the same day of transmission if sent by telefax with receipt received confirming completion of transmission;

16.4.3             on the tenth day after posting, if sent by prepaid registered mail.

16.5                Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

17.                   Arbitration

17.1                If any dispute arises between the Parties in connection with the interpretation or application of the provisions of this Agreement, its breach or termination, or any other matter arising out of or in connection with this Agreement, that dispute shall, unless resolved amongst the Parties, be referred to and be determined under the auspices of and in terms of the Commercial Arbitration Rules of the Arbitration Foundation of Southern Africa ("AFSA"), in Johannesburg.

17.2                The Parties shall agree on the arbitrator who shall be an attorney or advocate on the panel of arbitrators of AFSA, provided that, if agreement is not reached within 10 (ten) days of any Party calling in writing for such agreement, the arbitrator shall be an attorney or advocate (having at least 10 years experience as such) nominated by the Registrar of AFSA for the time being.

Restated Convertible Loan and Option Agreement

17.3                The provisions of this clause 17 will not preclude any Party from access to a competent division of the High Court of the RSA for urgent and/or interim relief pending the outcome of an arbitration in terms hereof or in respect of arbitration proceedings in terms hereof.

18.                   GENERAL

18.1                This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the Parties and, without limiting or detracting from the import or effect of clause 5, supersedes and replaces all prior negotiations and agreements of the Parties, whether written or unwritten. Each of the Parties to this Agreement acknowledges that no other Party, nor any agent or attorney of any other Party has made any promises, representations, or warranty whatsoever, express or implied, which are not expressly contained in this Agreement.

18.2                No variation, alteration or consensual cancellation of this Agreement or any of the terms thereof, shall be of any force or effect, unless in writing and signed by the Parties hereto.

18.3                No waiver or abandonment by a Party of any of its rights in terms of this Agreement shall be binding on that Party, unless such waiver or abandonment is in writing and signed by the waiving Party.

18.4                No indulgence, extension of time, relaxation or latitude which any Party (the grantor) may show, grant or allow to another (the grantee) shall constitute a waiver by the grantor of any of the grantor's rights and the grantor shall not thereby be prejudiced or estopped from exercising any of its rights against any grantee which may have arisen in the past or which might arise in the future.

18.5                Prior drafts of this Agreement shall not be admissible in any proceedings as evidence of any matter relating to any negotiations preceding the signature of this Agreement.

18.6                The Company and AIMS shall not cede any of their respective rights nor delegate any of their respective obligations under this Agreement without the prior written consent of the other Parties.

18.7                This Agreement shall be governed by and construed in accordance with the domestic laws of the RSA as if this Agreement were fully performed and all obligations recited herein were undertaken solely within the RSA without giving effect to any choice or conflict of law provision or rule of any other jurisdiction that would cause the application of the laws of any jurisdiction other than the RSA. Any dispute or claims made under this Agreement or any attempt to enforce the terms of this Agreement shall be resolved in Johannesburg, RSA.

18.8                Each of the Parties hereby consents and submits to the non-exclusive jurisdiction of the South Gauteng High Court in the RSA for the purposes of all or any legal proceedings arising from or concerning this Agreement.

Restated Convertible Loan and Option Agreement

18.9                This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

18.10             Each Party shall pay its own costs of and incidental to the negotiation, drafting and execution of this Agreement.

SIGNED at on 2009
For and on behalf of	Eastern Goldfields SA (Proprietary) Limited

Name: Capacity: who warrants his authority to do so.

SIGNED at on 2009
For and on behalf of	Eastern Goldfields Inc

Name: Capacity: who warrants his authority to do so.

SIGNED at on 2009
For and on behalf of	Asian Investment Management Services Limited

Name: Capacity: who warrants his authority to do so.